Davis New York Venture Fund, Inc.
File Number 811-01701
For the period ending 4/30/2009

Due to the restrictions in the format of form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for the following items:


Series 4

72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $  183

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B	      $  -
	    Class C	      $  -
	    Class Y	      $  77


73A.	1.  Dividends from net investment income (per share)
	    Class A	      $ 0.05

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	      $ 0.00
    	    Class C	      $ 0.00
	    Class Y	      $ 0.08


74U.    1.  Number of shares outstanding (000's omitted)
	    Class A	         3543

	2. Number of shares outstanding of a second class of shares of open-end company (000's omitted).
	    Class B               272
	    Class C               918
	    Class Y		  942


74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 8.42

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 8.31
	    Class C           $ 8.31
	    Class Y	      $ 8.40



Series 5


72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $  195

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B	      $  - (1)
	    Class C	      $  - (1)

            (1) less than $500


73A.	1.  Dividends from net investment income (per share)
	    Class A	      $ 0.12

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	      $ 0.02
    	    Class C	      $ 0.02


74U.    1.  Number of shares outstanding (000's omitted)
	    Class A	         1665

	2. Number of shares outstanding of a second class of shares of open-end company (000's omitted).
	    Class B              - (1)
	    Class C              - (1)

	    (1) less than 500 shares outstanding

74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 5.89

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 5.86
	    Class C           $ 5.87